EXHIBIT 11

                        INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in Post-Effective Amendment No. 26 to the Registration Statement on Form N-1A (1933 Act File Number 2-90946) of Eaton Vance Mutual Funds Trust on behalf of EV Marathon Tax-Managed Growth Fund and EV Traditional Tax-Managed Growth Fund of our report dated October 24, 1995, relating to Tax-Managed Growth Portfolio appearing in the Statement of Additional Information which is part of such Registration Statement.

                              /s/ DELOITTE & TOUCHE LLP
                                  ---------------------------------
                                  DELOITTE & TOUCHE LLP



Boston, Massachusetts
October 24, 1995